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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of Intevac, Inc. of our report dated January 20, 1997, with respect to the consolidated financial statements and schedule of Intevac, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

San Jose, California
September 15, 1997